FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2016

FINANCIAL RESULTS

•         Fourth quarter GAAP diluted EPS up 10.9% to $1.73, non-GAAP diluted EPS up 12.6% to $1.88

•         Affirms 2017 diluted EPS guidance range representing growth of 16% to 18% compared to 2016 GAAP diluted EPS, or growth of 8% to 10% compared to 2016 non-GAAP diluted EPS

MELVILLE, N.Y., February 21, 2017 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health, and medical practitioners, today reported record fourth quarter and full year financial results.

Henry Schein, Inc. is on a 52/53 week fiscal year ending on the last Saturday in December, and 2016 had an extra selling week compared with 2015.  This extra selling week occurred in the fourth quarter of 2016.  In order to facilitate more meaningful comparisons, the Company is providing a separate estimate of the impact of the extra week on sales growth, as well as providing internal sales growth in local currencies excluding that impact.

Net sales for the quarter ended December 31, 2016 were $3.1 billion, an increase of 9.5% compared with the fourth quarter of 2015.  This consisted of internal sales growth in local currencies of 4.2%, acquisition growth of 1.3%, a decline related to foreign currency exchange of 1.5%, and growth due to the extra week of 5.5% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. for the fourth quarter of 2016 was $139.2 million, or $1.73 per diluted share on a GAAP basis.  This represents growth of 7.1% and 10.9%, respectively, compared with the fourth quarter of 2015.  Excluding restructuring costs of $16.1 million pretax, or $0.15 per diluted share, non-GAAP net income attributable to Henry Schein, Inc. for the fourth quarter of 2016 was $151.3 million, or $1.88 per diluted share. This represents growth of 8.6% and 12.6%, respectively, compared with non-GAAP  results for the fourthquarter of 2015.  Fourth quarter 2015 non-GAAP results exclude restructuring costs of $12.4 million pretax, or $0.11 per diluted share (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP  net income and EPS).

“We are pleased to report record financial results for the 2016 fourth quarter and full year.  The markets we serve are experiencing consistent growth, and we remain focused on gaining share across all our business units while executing against our financial objectives,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “We announced seven strategic acquisitions in 2016 with a total investment of approximately $229 million, as we continued to expand our geographic presence and enhance our product offerings.  Coming off a successful year, we are affirming guidance for 2017 diluted EPS that represents growth of 16% to 18% compared to 2016 GAAP diluted EPS, or growth of 8% to 10% compared to 2016 non-GAAP diluted EPS.”

Dental sales of $1.5 billion increased 7.7% for the fourth quarter of 2016.  This consisted of internal sales growth in local currencies of 1.6%, acquisition growth of 1.7%, a decline related to foreign currency exchange of 1.0%, and growth due to the extra week of 5.4%.  In North America, internal sales growth in local currencies for dental consumable merchandise was 1.9%, and for dental equipment sales and services was 2.7%.  In international markets, internal sales growth in local currencies for dental consumable merchandise was 2.5% and equipment sales and service revenue decreased by 3.9% over the prior year mainly due to a difficult prior year comparison.

“We believe the North America dental consumable merchandise market is improving as we saw particularly strong growth in December and January,” commented Mr. Bergman. “We also continue to see increased capital equipment investment in dental practices, which drove strong domestic equipment sales in December.”

Animal Health sales of $837.8 million increased 10.8% for the quarter.  This consisted of internal sales growth in local currencies of 8.2%, acquisition growth of 0.4%, a decline related to foreign currency exchange of 3.4%, and growth due to the extra week of 5.6%.  Internal sales growth in local currencies of 8.2% includes 10.3% growth in North America and 6.3% growth internationally.

“We believe we continued to gain market share in our Animal Health business in the fourth quarter both domestically and in international markets,” commented Mr. Bergman.  “Overall the global Animal Health market is healthy and growing, particularly in the companion animal segment where we have expanded opportunities to deliver value-added solutions that help drive practice efficiency.”

Medical sales of $621.1 million increased 10.6% for the quarter.  This consisted of internal sales growth in local currencies of 4.4%, a 0.1% decrease due to foreign currency exchange, and growth attributed to the extra week of 6.3%.

“We are pleased with sales in our Medical business as we believe we continue to gain market share, in particular among large group practices, including Integrated Delivery Networks,” remarked Mr. Bergman. “Though the health care landscape is evolving, we believe that the trend toward treatment in the alternate care setting will continue as will the emphasis on wellness and prevention, which is directly associated with primary care physician visits.”

Technology and Value-Added Services sales of $112.2 million increased 19.6% for the quarter. This consisted of internal sales growth in local currencies of 8.5%, acquisition growth of 9.8%, a decline related to foreign currency exchange of 1.9%, and growth due to the extra week of 3.2%.  Internal sales growth in local currencies was 7.4% in North America and was 13.9% in our international business.

“Our Technology and Value-Added Services internal sales growth in local currencies was highlighted by solid growth in our software services revenue in both North America and internationally,” commented Mr. Bergman.  “Strategic acquisitions contributed approximately 10% to sales growth in both North America and internationally, driven by the contribution of sales from Vetstreet in the U.S. and RxWorks internationally.”

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Stock Repurchase Plan

The Company announced that it repurchased approximately 1.3 million shares of its common stock during the fourth quarter at an average price of $156.10 per share, or approximately $200 million.  The impact of the repurchase of shares on fourth quarter diluted EPS was approximately 1 cent.  At the close of the fourth quarter, Henry Schein had $250 million authorized for future repurchases of its common stock.

Full Year Results

For the year, net sales of $11.6 billion increased 8.9% compared with 2015.  This consisted of internal sales growth in local currencies of 6.7%, acquisition growth of 1.9%, a decline related to foreign currency exchange of 1.2%, and growth due to the extra week of 1.5%.

Net income attributable to Henry Schein, Inc. for 2016 was $506.8 million, or $6.19 per diluted share on a GAAP basis, an increase of 5.8% and 8.8%, respectively, compared with 2015.  Excluding restructuring costs of $45.9 million pretax, or $0.42 per diluted share, non-GAAP net income attributable to Henry Schein, Inc. for 2016 was $541.2 million, or $6.61 per diluted share, an increase of 7.9% and 10.9%, respectively, compared with 2015. The prior year excludes restructuring costs of $34.9 million pretax, or $0.32 per diluted share, and a one-time income tax benefit, net of noncontrolling interest, of $3.8 million, or $0.05 per diluted share (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP  net income and EPS).

2017 EPS Guidance

Henry Schein, Inc. today affirmed 2017 financial guidance, as follows:

•         2017 diluted EPS attributable to Henry Schein, Inc. is expected to be $7.17 to $7.30.  This guidance reflects growth of 16% to 18% compared with 2016 GAAP diluted EPS of $6.19, and growth of 8% to 10% compared with 2016 non-GAAP diluted EPS of $6.61.  The Company notes that the 2017 fiscal year includes one less week than 2016.

•         Guidance for 2017 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

Fourth Quarter and Full Year 2016 Conference Call Webcast

The Company will hold a conference call to discuss fourth quarter and full year 2016 financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

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About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq:HSIC) is the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the S&P 500® and the NASDAQ 100® indexes, Henry Schein employs more than 21,000 Team Schein Members and serves more than 1 million customers.

The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.

Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 33 countries. The Company’s sales reached a record $11.6 billion in 2016, and have grown at a compound annual rate of approximately 15% since Henry Schein became a public company in 1995. For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenryScheinand @HenrySchein on Twitter.

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Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:        Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Gerard Meuchner

Vice President, Chief GlobalCommunicationsOfficer

gerard.meuchner@henryschein.com

(631) 390-8227

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,	December 26,	December 31,	December 26,
	2016	2015	2016	2015
	(unaudited)	(unaudited)

Net sales	$3,120,934	$2,850,918	$11,571,668	$10,629,719
Cost of sales	2,259,077	2,051,640	8,337,699	7,617,460
Gross profit	861,857	799,278	3,233,969	3,012,259
Operating expenses:
Selling, general and administrative	631,795	586,176	2,416,504	2,243,356
Restructuring costs	16,080	12,409	45,891	34,931
Operating income	213,982	200,693	771,574	733,972
Other income (expense):
Interest income	3,230	3,094	13,275	12,935
Interest expense	(9,911)	(7,158)	(31,893)	(26,008)
Other, net	(327)	193	2,879	(141)
Income before taxes and equity in earnings
of affiliates	206,974	196,822	755,835	720,758
Income taxes	(58,859)	(59,248)	(217,958)	(211,391)
Equity in earnings of affiliates	5,358	3,269	18,518	14,060
Net income	153,473	140,843	556,395	523,427
Less: Net income attributable to noncontrolling interests	(14,257)	(10,895)	(49,617)	(44,369)
Net income attributable to Henry Schein, Inc.	$139,216	$129,948	$506,778	$479,058

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.75	$1.58	$6.27	$5.78
Diluted	$1.73	$1.56	$6.19	$5.69

Weighted-average common shares outstanding:
Basic	79,514	82,264	80,820	82,844
Diluted	80,526	83,567	81,862	84,125

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,	December 26,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$62,381	$72,086
Accounts receivable, net of reserves of $90,329 and $77,008	1,254,139	1,229,816
Inventories, net	1,635,750	1,509,957
Deferred income taxes	-	58,159
Prepaid expenses and other	360,510	361,082
Total current assets	3,312,780	3,231,100
Property and equipment, net	333,906	318,476
Goodwill	2,019,740	1,907,593
Other intangibles, net	621,180	592,971
Investments and other	442,790	454,600
Total assets	$6,730,396	$6,504,740

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$977,249	$1,005,798
Bank credit lines	437,476	328,631
Current maturities of long-term debt	65,923	17,331
Accrued expenses:
Payroll and related	266,463	258,416
Taxes	151,750	161,760
Other	391,785	375,061
Total current liabilities	2,290,646	2,146,997
Long-term debt	715,457	463,752
Deferred income taxes	51,589	252,862
Other liabilities	264,264	212,121
Total liabilities	3,321,956	3,075,732

Redeemable noncontrolling interests	607,636	542,194
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
79,402,505 outstanding on December 31, 2016 and
82,415,320 outstanding on December 26, 2015	794	824
Additional paid-in capital	127,536	207,374
Retained earnings	2,981,777	2,895,997
Accumulated other comprehensive loss	(317,041)	(219,939)
Total Henry Schein, Inc. stockholders' equity	2,793,066	2,884,256
Noncontrolling interests	7,738	2,558
Total stockholders' equity	2,800,804	2,886,814
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$6,730,396	$6,504,740

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Years Ended
	December 31,	December 26,	December 31,	December 26,
	2016	2015	2016	2015
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$153,473	$140,843	$556,395	$523,427
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	43,951	40,236	169,780	159,127
Stock-based compensation expense	14,619	9,534	58,246	44,614
Provision for losses on trade and other
accounts receivable	911	306	2,647	3,184
Provision for (benefit from) deferred income taxes	(23,641)	1,577	(37,066)	(6,241)
Equity in earnings of affiliates	(5,358)	(3,269)	(18,518)	(14,060)
Distributions from equity affiliates	8,247	6,713	20,351	18,029
Changes in unrecognized tax benefits	2,745	3,306	6,997	11,847
Other	3,219	418	11,611	7,549
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	129,682	(8,111)	(1,904)	(120,001)
Inventories	(153,300)	(86,601)	(104,787)	(194,869)
Other current assets	13,124	5,109	(22,657)	(58,376)
Accounts payable and accrued expenses	76,836	188,250	(25,634)	212,611
Net cash provided by operating activities	264,508	298,311	615,461	586,841

Cash flows from investing activities:
Purchases of fixed assets	(25,654)	(19,520)	(70,179)	(71,684)
Payments related to equity investments and business
acquisitions, net of cash acquired	(102,032)	(29,783)	(228,575)	(171,861)
Proceeds from sales of available-for-sale securities	-	-	-	20
Other	(8,902)	(7,259)	(17,668)	(16,506)
Net cash used in investing activities	(136,588)	(56,562)	(316,422)	(260,031)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	102,022	140,253	98,748	145,173
Proceeds from issuance of long-term debt	799	-	260,799	135,000
Debt issuance costs	-	-	(233)	(150)
Principal borrowings (payments) for long-term debt	(6,088)	(130,618)	(15,381)	(201,203)
Proceeds from issuance of stock upon exercise
of stock options	1,650	3,245	11,404	14,870
Payments for repurchases of common stock	(200,023)	(148,989)	(550,024)	(299,852)
Excess tax benefits related to stock-based
compensation	-	(733)	(463)	2,199
Distributions to noncontrolling shareholders	(5,984)	(10,985)	(32,350)	(33,301)
Acquisitions of noncontrolling interests in
subsidiaries	(21,464)	(73,537)	(72,729)	(82,107)
Net cash used in financing activities	(129,088)	(221,364)	(300,229)	(319,371)

Effect of exchange rate changes on cash and
cash equivalents	(12,643)	(8,780)	(8,515)	(24,827)
Net change in cash and cash equivalents	(13,811)	11,605	(9,705)	(17,388)
Cash and cash equivalents, beginning of period	76,192	60,481	72,086	89,474
Cash and cash equivalents, end of period	$62,381	$72,086	$62,381	$72,086

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Exhibit A - QTD Sales

Henry Schein, Inc.
2016 Fourth Quarter
Sales Summary
(in thousands)
(unaudited)

Q4 2016 over Q4 2015

Global	Q4 2016	Q4 2015	Total Sales Growth	Foreign Exchange Growth	Acquisition Growth	Local Internal Growth	Extra Week Impact

Dental	$1,549,831	$1,439,270	7.7%	-1.0%	1.7%	1.6%	5.4%

Animal Health	837,805	756,209	10.8%	-3.4%	0.4%	8.2%	5.6%

Medical	621,071	561,620	10.6%	-0.1%	0.0%	4.4%	6.3%

Total Health Care Distribution	3,008,707	2,757,099	9.1%	-1.5%	1.0%	4.0%	5.6%

Technology and value-added services	112,227	93,819	19.6%	-1.9%	9.8%	8.5%	3.2%

Total Global	$3,120,934	$2,850,918	9.5%	-1.5%	1.3%	4.2%	5.5%

North America	Q4 2016	Q4 2015	Total Sales Growth	Foreign Exchange Growth	Acquisition Growth	Local Internal Growth	Extra Week Impact

Dental	$1,000,786	$916,169	9.2%	0.0%	0.8%	2.2%	6.2%

Animal Health	426,636	363,973	17.2%	0.0%	0.5%	10.3%	6.4%

Medical	601,973	542,949	10.9%	0.0%	0.0%	4.5%	6.4%

Total Health Care Distribution	2,029,395	1,823,091	11.3%	0.0%	0.5%	4.5%	6.3%

Technology and value-added services	95,098	78,921	20.5%	0.0%	9.7%	7.4%	3.4%

Total North America	$2,124,493	$1,902,012	11.7%	0.0%	0.9%	4.6%	6.2%

International	Q4 2016	Q4 2015	Total Sales Growth	Foreign Exchange Growth	Acquisition Growth	Local Internal Growth	Extra Week Impact

Dental	$549,045	$523,101	5.0%	-2.6%	3.2%	0.7%	3.7%

Animal Health	411,169	392,236	4.8%	-6.7%	0.5%	6.3%	4.7%

Medical	19,098	18,671	2.3%	-2.8%	0.0%	0.9%	4.2%

Total Health Care Distribution	979,312	934,008	4.9%	-4.3%	2.0%	3.1%	4.1%

Technology and value-added services	17,129	14,898	15.0%	-11.5%	10.1%	13.9%	2.5%

Total International	$996,441	$948,906	5.0%	-4.5%	2.2%	3.2%	4.1%

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Exhibit A - YTD Sales

Henry Schein, Inc.
Full Year 2016
Sales Summary
(in thousands)
(unaudited)

Full Year 2016 over Full Year 2015

Global	Full Year 2016	Full Year 2015	Total Sales Growth	Foreign Exchange Growth	Acquisition Growth	Local Internal Growth	Extra Week Impact

Dental	$5,555,299	$5,276,407	5.3%	-0.9%	1.5%	3.2%	1.5%

Animal Health	3,253,095	2,921,624	11.3%	-2.6%	2.8%	9.6%	1.5%

Medical	2,337,661	2,072,915	12.8%	0.0%	0.0%	11.1%	1.7%

Total Health Care Distribution	11,146,055	10,270,946	8.5%	-1.2%	1.6%	6.6%	1.5%

Technology and value-added services	425,613	358,773	18.6%	-1.4%	11.2%	7.9%	0.9%

Total Global	$11,571,668	$10,629,719	8.9%	-1.2%	1.9%	6.7%	1.5%

North America	Full Year 2016	Full Year 2015	Total Sales Growth	Foreign Exchange Growth	Acquisition Growth	Local Internal Growth	Extra Week Impact

Dental	$3,580,820	$3,389,734	5.6%	-0.4%	0.6%	3.7%	1.7%

Animal Health	1,675,782	1,444,633	16.0%	0.0%	0.5%	13.9%	1.6%

Medical	2,264,649	2,000,423	13.2%	0.0%	0.0%	11.5%	1.7%

Total Health Care Distribution	7,521,251	6,834,790	10.0%	-0.2%	0.4%	8.1%	1.7%

Technology and value-added services	359,289	298,510	20.4%	-0.1%	11.9%	7.7%	0.9%

Total North America	$7,880,540	$7,133,300	10.5%	-0.2%	0.9%	8.1%	1.7%

International	Full Year 2016	Full Year 2015	Total Sales Growth	Foreign Exchange Growth	Acquisition Growth	Local Internal Growth	Extra Week Impact

Dental	$1,974,479	$1,886,673	4.7%	-1.9%	3.1%	2.5%	1.0%

Animal Health	1,577,313	1,476,991	6.8%	-5.0%	5.1%	5.4%	1.3%

Medical	73,012	72,492	0.7%	-1.5%	0.0%	1.1%	1.1%

Total Health Care Distribution	3,624,804	3,436,156	5.5%	-3.2%	3.9%	3.7%	1.1%

Technology and value-added services	66,324	60,263	10.1%	-7.9%	8.4%	9.0%	0.6%

Total International	$3,691,128	$3,496,419	5.6%	-3.3%	4.0%	3.8%	1.1%

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Exhibit B

Henry Schein, Inc.
2016 Fourth Quarter and Full Year 2016
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Fourth Quarter			Full Year
			%			%
	2016	2015	Growth	2016	2015	Growth
Net Income attributable to Henry Schein, Inc.	$139,216	$129,948	7.1%	$506,778	$479,058	5.8%
Diluted EPS attributable to Henry Schein, Inc.	$1.73	$1.56	10.9%	$6.19	$5.69	8.8%

Non-GAAP Adjustments
Restructuring costs - Pre-tax	$16,080	$12,409		$45,891	$34,931
Income tax benefit for restructuring costs	(4,020)	(3,102)		(11,473)	(8,733)
One-time tax benefit (1)	-	-		-	(3,802)

Total non-GAAP adjustments to Net Income
attributable to Henry Schein, Inc.	$12,060	$9,307		$34,418	$22,396

Total non-GAAP adjustments to diluted EPS
attributable to Henry Schein, Inc.	$0.15	$0.11		$0.42	$0.27

Non-GAAP Net Income attributable to Henry Schein, Inc.	$151,276	$139,255	8.6%	$541,196	$501,454	7.9%
Non-GAAP diluted EPS attributable to Henry Schein, Inc.	$1.88	$1.67	12.6%	$6.61	$5.96	10.9%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(1)

Represents a one-time income tax benefit of $6,337 from a favorable tax ruling received during Q3 2015 by a subsidiary, net of noncontrolling interest of $2,535, resulting in a net income effect of $3,802.

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